SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 15, 2009

VICTORY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	2-76219-NY	87-0564472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2677 North Main Street, Suite 360, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(714) 480-0405
112 North Curry Street, Carson City, Nevada 89703
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry Into A Material Definitive Agreement.

On May 15, 2009, Victory Energy Corporation (“Company”) entered into a Separation Agreement and General Release of Claims (“Agreement”) with Jon Fullenkamp (“Fullenkamp”), the former President and Chief Executive Officer of the Company, and Jon Fullenkamp, as Trustee of the Virgin Family Trust, LLP (“Trust”), in connection with Fullenkamp’s voluntary resignation from his position as an employee, executive officer and member of the Board of Directors of the Company.  The Agreement will become effective on May 22, 2009 provided Fullenkamp does not revoke the Agreement in writing prior to that day (“Effective Date”).

Under the terms of the Agreement, the parties agreed (i) to reduce the amount owed by the Company to Fullenkamp from $1,014,000 to $500,000 (including imputed interest) (“Revised Debt”), (ii) that the Company would repay the Revised Debt over time in accordance with a payment schedule set forth in the Agreement, (iii) that the Company would pay to Fullenkamp all unreimbursed expenses through the date Fullencamp resigned, (iv) that the Company would issue to Fullenkamp10,000,000 shares of the Company’s common stock that were issuable to Fullenkamp under the terms of the Employment Agreement, dated January 2, 2005, between the Company and Fullenkamp (“Employment Agreement”) and (v) that the Company would issue to Fullenkamp 1,000,000 shares of the Company’s common stock in lieu of certain shares of preferred stock that the Company agreed to issue to Fullenkamp in April 2008 but could not validly issue because the Company had not properly created a class of preferred stock under Nevada law.

Pursuant to the Agreement, the Company has the right to request that Fullenkamp provide certain services to the Company, including, but not limited to, assisting the Company with its on-going drilling operations in Texas.  If the Company requests such services and the Company determines that Fullenkamp’s services and assistance have had a significantly favorable impact on the Company, the Company may, in its sole discretion and solely in consideration of such services, accelerate the payment of up to $100,000 of the Revised Debt.

Under the terms of the agreement, Fullenkamp and the Trust irrevocably granted to, and appointed Ronald Zamber, a member of the Company’s Board of Directors, to act as Fullenkamp’s and the Trust’s proxy and attorney-in-fact to vote the shares of common stock held by Fullenkamp and the Trust on any matter brought before the Company’s shareholders for a period of five years from the Effective Date.  Fullenkamp also agreed that until the fifth anniversary of the Effective Date he would not transfer or dispose of certain of the shares issued pursuant to the Employment Agreement in excess of the amounts set forth in the Agreement.

Pursuant to the Agreement, Fullenkamp agreed to cooperate fully with the investigation being conducted by a committee of the Board of Directors of the Company relating to matters presented to the Board of Directors by the Company’s Chief Financial Officer at a meeting of the Board of Directors on April 28, 2009.  In addition, the Agreement contained a non-solicitation clause.

Pursuant to the terms of the Agreement, Fullenkamp agreed, subject to his rights under the Agreement, to fully release the Company, to the fullest extent permitted by law, from any and all claims, damages, and expenses, that he may have or may have had against the Company or its affiliates.

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The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement and General Release of Claims, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01.	`	Financial Statements and Exhibits.
(d)		Exhibits.
		Number	Description
		10.1	Separation Agreement and General Release of Claims, dated May 15, 2009, by and among the Company Jon Fullenkamp and Jon Fullenkamp, as Trustee of the Virgin Family Trust, LLP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY ENERGY CORPORATION

Date: May 21, 2009	By:	/s/ ROBERT MIRANDA
Robert Miranda, Chief Executive Officer

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EXHIBITS ATTACHED TO THIS REPORT

Number	Description

10.1	Separation Agreement and General Release of Claims, dated May 15, 2009, by and among the Company Jon Fullenkamp and Jon Fullenkamp, as Trustee of the Virgin Family Trust, LLP.

1013767.01